UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 9, 2015 (February 3, 2015)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-36531	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2015 Base Salaries

On February 3, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of AmSurg Corp. (the “Company”) approved annual base salaries for the 2015 fiscal year for the Company’s named executive officers as follows: Mr. Holden, $1,000,000; Ms. Gulmi, $500,000; Mr. Clendenin, $425,000; and Mr. Eastridge, $370,000.

2015 Bonus Plan

On February 3, 2015, the Compensation Committee also approved the Company’s Cash Bonus Plan for 2015. Pursuant to the 2015 Cash Bonus Plan, employees of the Company, including the Company’s executive officers, are eligible to receive cash bonuses based upon the Company’s attainment of certain earnings targets and other specific targets related to an employee’s specific area of responsibility, including targets relating to the operating results for our Ambulatory Services Division and our Physician Services Division, the operating results for surgery centers and physician practices acquired or developed during the year, and the executive’s achievement of personal performance goals, in each case as determined by the Committee. For 2015, cash bonuses for Christopher A. Holden, the Company’s Chief Executive Officer and President, Claire M. Gulmi, the Company’s Executive Vice President and Chief Financial Officer, and Kevin D. Eastridge, the Company’s Senior Vice President and Chief Accounting Officer, will be based 50% upon the attainment of Company earnings targets, 30% upon the attainment of personal performance goals, and 20% upon the annual earnings of surgery centers and physician practices acquired and de novo surgery center partnerships formed during 2015. The cash bonus for Phillip A. Clendenin, the Company’s Executive Vice President and President Ambulatory Services, will be based 20% upon the attainment of Company earnings targets, 30% upon the attainment of personal performance goals, 30% upon targets related to earnings of our Ambulatory Surgery Division, and 20% upon the annual earnings of surgery centers and physician practices acquired and de novo surgery center partnerships formed during 2015. The maximum total bonus award that Messrs. Holden, Clendenin and Eastridge and Ms. Gulmi can receive in 2015 is 170% for Mr. Holden, 102% for Ms. Gulmi and Mr. Clendenin and 85% for Mr. Eastridge.

On February 3, 2015, the Committee also approved the grant of Performance Share Unit Awards pursuant to the Company’s 2014 Equity and Incentive Plan. The form of Performance Share Unit Award Agreement for the Company’s 2014 Equity and Incentive Plan is attached hereto as Exhibit 10.1

Item 9.01.	Financial Statements and Exhibits

(d) 10.1	Form of Performance Share Unit Award Agreement for the Company’s 2014 Equity and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Claire M. Gulmi
Executive Vice President, Chief Financial Officer, and Secretary
(Principal Financial and Duly Authorized Officer)

Date: February 9, 2015

EXHIBIT INDEX

No.	Exhibit

10.1	Form of Performance Share Unit Award Agreement.